As filed with the Securities and Exchange Commission on February 20, 2002

Registration No. 333-71113

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE DIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	51-0374887 (I.R.S. Employer Identification Number)

15501 North Dial Boulevard
Scottsdale, Arizona
85260-1619
(Address of registrant’s principal executive offices)

THE FREEMAN COSMETIC CORPORATION
CAPITAL ACCUMULATION PLAN

(Full title of the plan)

Christopher J. Littlefield
Senior Vice President, General Counsel and Secretary
The Dial Corporation
15501 North Dial Boulevard
Scottsdale, Arizona 85260-1619
(480) 754-3425
(Name, address, and telephone number of agent for service)

RECENT EVENTS: DEREGISTRATION
SIGNATURES

RECENT EVENTS:  DEREGISTRATION

         This Post-Effective Amendment relates to 150,000 shares of common stock of The Dial Corporation (the “Company”) registered on Registration Statement on Form S-8 (registration number 333-71113) (the “Registration Statement”) filed with the Securities and Exchange Commission on January 25, 1999.

         On December 31, 2001, The Freeman Cosmetic Corporation Capital Accumulation Plan (the “Plan”) was merged with and into The Dial Corporation Future Investment Plan, with the plan resulting from the merger being named The Dial Corporation Future Investment Plan. As a result of the merger, the Company has ceased making periodic allocations of its common stock under (and pursuant to) the Plan.

         Accordingly, the Company has terminated offerings of its common stock under the Plan pursuant to the Registration Statement and is filing this Post-Effective Amendment to remove (and hereby does remove) from registration all shares of its common stock registered on the Registration Statement which remain unsold.

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on this 20th day of February, 2002.

THE DIAL CORPORATION

/s/ Herbert M. Baum

By: Herbert M. Baum Its: Chairman of the Board, President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment has been signed by the following persons in the capacities indicated and as of the dates indicated.

Signature	Title	Date

/s/ Herbert M. Baum Herbert M. Baum	Chairman of the Board, President and Chief Executive Officer	February 20, 2002

/s/ Conrad A. Conrad Conrad A. Conrad	Executive Vice President and Chief Financial Officer (principal financial officer)	February 20, 2002

/s/ John F. Tierney John F. Tierney	Senior Vice President and Controller (principal accounting officer)	February 20, 2002

/s/ Joy A. Amundson Joy A. Amundson	Director	February 20, 2002

/s/ Joe T. Ford Joe T. Ford	Director	February 20, 2002

/s/ Thomas L. Gossage Thomas L. Gossage	Director	February 20, 2002

Signature	Title	Date

/s/ Donald E. Guinn Donald E. Guinn	Director	February 20, 2002

/s/ James E. Oesterreicher James E. Oesterreicher	Director	February 20, 2002

/s/ Michael T. Riordan Michael T. Riordan	Director	February 20, 2002

Barbara S. Thomas	Director	February 20, 2002

/s/ Salvador M. Villar Salvador M. Villar	Director	February 20, 2002

Constituting a majority of the Board of Directors.

         Pursuant to the requirements of the Securities Act of 1933, the committee that administered the Plan prior to its merger with and into The Dial Corporation Future Investment Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Scottsdale, State of Arizona, on February 20, 2002.

/s/ Conrad A. Conrad Conrad A. Conrad

/s/ Mark R. Shook Mark R. Shook

/s/ Bernhard J. Welle Bernhard J. Welle

/s/ Mark L. Whitehouse Mark L. Whitehouse

/s/ Geraldine M. Gallegos Geraldine M. Gallegos